Home Equity Loan-Backed Term Notes, GMACM Series 2001-HE1
                             Payment Date 04/25/2001
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Servicing Certificate                                                                    Group 1                  Group 2
---------------------
Beginning Pool Balance                                                                    376,646,842.29       128,964,790.45
Beginning PFA                                                                             123,353,157.71        21,035,209.55
Ending Pool Balance                                                                       369,061,398.65       126,259,791.34
Ending PFA Balance                                                                        123,353,157.71        21,035,209.55
Principal Collections                                                                       7,585,443.64         2,704,999.11
Principal Draws                                                                                        -                    -
Net Principal Collections                                                                   7,585,443.64         2,704,999.11
Active Loan Count                                                                                 12,396                2,565

Interest Collections                                                                        3,386,119.47         1,137,801.79

Weighted Average Net Loan Rate                                                                 10.25000%            10.12000%
Substitution Adjustment Amount                                                                      0.00                 0.00

                 Beginning           Ending                                                    Interest      Security
Term Notes       Balance           Balance           Factor      Principal      Interest     Shortfalls        %         Coupon
----------        -------           -------           ------      ---------      ---------    ----------        -         ------
Class A-I         500,000,000.00  491,561,166.74    0.9831223   8,438,833.26  2,570,833.33         0.00    0.756247949    6.170%
Class A-II -1      49,408,000.00   46,398,678.78    0.9390924   3,009,321.22    191,764.80         0.00    0.071382583    5.175%
Class A-II -2      24,713,000.00   24,713,000.00    1.0000000           0.00    110,590.68         0.00        0.03802    5.370%
Class A-II -3      24,132,000.00   24,132,000.00    1.0000000           0.00    114,627.00         0.00    0.037126154    5.700%
Class A-II -4      27,166,000.00   27,166,000.00    1.0000000           0.00    140,357.67         0.00    0.041793846    6.200%
Class A-II -5       9,210,000.00    9,210,000.00    1.0000000           0.00     52,036.50         0.00    0.014169231    6.780%
Class A-II -6 NAS  15,371,000.00   15,371,000.00    1.0000000           0.00     78,776.38         0.00    0.023647692    6.150%
A-IO (Notional)    65,000,000.00   65,000,000.00    1.0000000           0.00    433,333.33         0.00              0    8.000%

Certificates                  -               -             -             -           0.00           -               -        -

Beginning Overcollateralization Amount                                                              0.00
Overcollateralization Amount Increase (Decrease)                                            1,157,711.73
Outstanding Overcollateralization Amount                                                    1,157,711.73
Overcollateralization Target Amount                                                         8,125,000.00

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Credit Enhancement Draw Amount                                                                      0.00
Unreimbursed Prior Draws                                                                            0.00


                                                                                                         Number       Percent
                                                                                          Balance       of Loans     of Balance
Delinquent Loans (30 Days)                                                             488,066.23          15          0.10%
Delinquent Loans (60 Days)                                                                      -          0           0.00%
Delinquent Loans (60+ Days) (1)                                                                 -          0           0.00%
REO                                                                                          0.00          0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                                                 Liquidation To-Date
Beginning Loss Amount                                                                               0.00
Current Month Loss Amount                                                                           0.00
Current Month Principal Recovery                                                                    0.00
Net Ending Loss Amount                                                                              0.00   0.00

                                                                                     Special Hazard        Fraud       Bankruptcy
Beginning Amount                                                                                    0.00        0.00           0.00
Current Month Loss Amount                                                                           0.00        0.00           0.00
Ending Amount                                                                                          -           -              -

Liquidation Loss Distribution Amounts                                                               0.00
Extraordinary Event Losses                                                                          0.00
Excess Loss Amounts                                                                                 0.00

Capitalized Interest Account
Beginning Balance                                                                           2,881,846.01
Withdraw relating to Collection Period                                                        549,764.27
Interest Earned (Zero, Paid to Funding Account)                                                    0.00
                                                                                                   ----
Total Ending Capitalized Interest Account Balance as of Payment Date                        2,332,081.74
Interest earned for Collection Period                                                           1,176.90
Interest withdrawn related to prior Collection Period                                               0.00

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Prefunding Account
Beginning Balance                                                                         144,388,367.26
Additional Purchases during Revolving Period                                                        0.00
Excess of Draws over Principal Collections                                                         0.00
                                                                                                   ----
Total Ending Balance as of Payment Date                                                   144,388,367.26
Interest earned for Collection Period                                                          58,965.50
Interest withdrawn related to prior Collection Period                                               0.00

Cuurent Month Repurchases Units Group 1                                                                3
Cuurent Month Repurchases ($) Group 1                                                          69,814.48

Cuurent Month Repurchases Units Group 2                                                                1
Cuurent Month Repurchases ($) Group 2                                                          18,932.88

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